CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated January 28, 2025, and each included in this Post-Effective Amendment No. 137 to the Registration Statement (Form N-1A, File No. 033-70958) of Touchstone Funds Group Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated November 20, 2024, with respect to the financial statements and financial highlights of Touchstone Active Bond Fund, Touchstone Ares Credit Opportunities Fund, Touchstone Dividend Equity Fund, Touchstone High Yield Fund, Touchstone Impact Bond Fund, Touchstone Mid Cap Fund, Touchstone Mid Cap Value Fund, Touchstone Sands Capital International Growth Equity Fund, Touchstone Sands Capital Select Growth Fund, Touchstone Small Cap Fund, Touchstone Small Cap Value Fund and Touchstone Ultra Short Duration Fixed Income Fund (the “Funds”) (twelve of the funds constituting Touchstone Funds Group Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended September 30, 2024, into this Registration Statement filed with the Securities and Exchange Commission.

Cincinnati, Ohio

January 27, 2025